Blue Moon Group, Inc.
4957 Garland Branch Road
Dover, FL 33527

Tomer Tal, Esq.
New Venture Attorneys
13620 Lincoln Way Suite 320
Auburn, CA 95603

April 16, 2003


Dear Tomer:


     In consideration for your services for Blue Moon Group, Inc. we are pleased to announce that we have authorized the issuance of 5,000 shares of Common Stock to be included in our next S-8 filing.

     Thank you for all your good work and we look forward to working with you.

Best Regards,



By: /s/ Michael Muzio
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Michael Muzio, PRESIDENT AND CEO